UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
March 21, 2007

(Date of Report; Date of Earliest Event Reported)
JCM PARTNERS, LLC

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

000-32653	94-3364323

(Commission File Number)	(IRS Employer Identification No.)

2151 Salvio Street, Suite 325, Concord, CA	94520

(Address of Principal Executive Offices)	(ZIP Code)
(925) 676-1966

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Operating Agreement or Bylaws; Change in Fiscal Year
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EXHIBIT 3.2
EXHIBIT 99.1

Item 5.03 Amendments to Operating Agreement or Bylaws; Change in Fiscal Year
(a) On March 21, 2007, pursuant to its authority under the Company’s Second Amended and Restated Operating Agreement (the “Agreement”) and Third Restated Bylaws, the Board of Managers adopted a resolution to add an additional restriction on the transfer of the Company’s Units or Preferred Units by Unit holders and Preferred Unit holders (the “New Transfer Restriction”) by an amendment to the Company’s Application for Transfer (“Transfer Application”). In addition, the amendment to the Company’s Transfer Application implements the restriction on the transfer of Class 3 Units by persons who receive awards of Class 3 Units under the Company’s 2006 Long-Term Incentive Unit Award Plan and confirms that these Class 3 Units are “restricted securities” under the Securities Act of 1933, as amended.
     The following is a summary of the New Transfer Restriction and the amendments to the Transfer Application. This summary is not complete and should be read together with the text of the Transfer Application incorporated by reference herein and filed as an exhibit hereto.
     The New Transfer Restriction generally provides that:
     Except as may be authorized by the Board of Managers prior to a transfer, no person may transfer any Units of any class of Units or any Preferred Units of any series of Preferred Units, if as a result of such transfer, the number of record holders of that class of Units or series of Preferred Units would increase (i.e., a person may only transfer on a 1:1 record holder to record holder basis any Units of any class of Units or any Preferred Units of any series of Preferred Units).
     A copy of our Second Amended and Restated Operating Agreement, giving effect to the amendment to the Transfer Application, which is Exhibit C thereto, is filed as Exhibit 3.2 hereto.
Item 8.01 Other Events
     On March 21, 2007, the Board of Managers approved a resolution authorizing the Company to engage in a reclassification of the Company’s Class 1, 2 and 3 Units by amendments to the terms of the Class 1, 2 and 3 Units. After the reclassification, all holders of Class 1, 2 and 3 Units will continue to hold the same number of Class 1, 2 and 3 Units as they did before the reclassification transaction. All Series B Preferred Units will remain outstanding and be unaffected by the reclassification. The proposed amendments include a limited call option. The reclassification is designed to make our Class 1 and 2 Units (taken together) a separate legal class from our Class 3 Units and Series B Preferred Units and to reduce the number of our Class 1 and 2 Unit holders (taken together) to below 300, which would allow us to terminate our filing obligations under the Securities Exchange Act of 1934. The reclassification transaction requires our Members to approve the amendments to the Certificates of Designations of our Class 1, 2 and 3 Units.
     If our Members approve the reclassification transaction, we may only use the call option to reduce the number of holders of record of our Class 1 and 2 Units (taken together) to below 296. We currently have 314 holders of record of our Class 1 and 2 Units. Currently, the call option would be used to call the Class 1 and 2 Units held by persons who are the holders of record of approximately 4,600 Class 1 and 2 Units (taken together) or less and who are not defined as tax disadvantaged holders. The price of the call option will be higher than the exercise price of the Class 1 put option due to the involuntary nature of the call option.
     We anticipate submitting the proposed amendments to our Members in the fourth quarter of 2007. The proposed reclassification transaction is subject to modification until it has been submitted to and approved by our Members.
Item 9.01 Financial Statements and Exhibits.
(d) The following exhibits are filed herewith:

Exhibit Number	Description
3.2	Second Amended and Restated Operating Agreement (revised March 21, 2007)

4.1	Restrictions on Transfer of Membership Interests (setting forth the New Transfer Restriction—set forth in Exhibit B to Part B of the Transfer Application) — see Exhibit 99.1 hereto

99.1	Sample Form of Application for Transfer (as revised March 21, 2007)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JCM PARTNERS, LLC

March 27, 2007	/s/ Gayle M. Ing
Gayle M. Ing
President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description
3.2	Second Amended and Restated Operating Agreement (revised March 21, 2007)

4.1	Restrictions on Transfer of Membership Interests (setting forth the New Transfer Restriction—set forth in Exhibit B to Part B of the Transfer Application) — see Exhibit 99.1 hereto

99.1	Sample Form of Application for Transfer (as revised March 21, 2007)

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